LOAN AGREEMENT

$200,000	January 5, 2011

1. Names

Borrower:
IET, Inc.
4235 Commerce Street
Little River, South Carolina 29566

Lender:
Zanett Opportunity Fund, Ltd.
c/o Appleby Spurling Hunter
Canon’s Court
22 Victoria Street
Post Office Box HM 1179
Hamilton HM EX
Bermuda

2. Promise to Pay

Lender hereby promises to lend, and Borrower hereby unconditionally promises to repay,the principal sum of Two Hundred Thousand and 00/100 Dollars ($200,000.00)pursuant to the terms and conditions contained herein and in the Promissory Note, which is attached hereto as Exhibit A, and hereafter shall become a part of this agreement.

3. Interest and Fees

The principal sum outstanding from time to time hereunder shall bear interest at the rate of twelve percent (12%) per annum.

Borrower further agrees to pay a loan origination fee of one percent (1%) of the principal loan amount, or $2,000, to be deducted from the loan proceeds at closing.

4. Maturity Date

The term of this Note shall be ninety (90) days.  Borrower shall repay the entire amount of principal and interest on or before April 5, 2011 (the “Maturity Date”).

All amounts payable hereunder to Lender shall be paid in United States Dollars in immediately available funds to an account designated by Lender.

5. Prepayment

Borrower may prepay all or any part of the principal without penalty. Any such prepayment shall be accompanied by the payment of both accrued and unpaid interest hereunder, as well as interest which would have accrued between the Date of Prepayment and the Maturity Date.

6. Borrower's Default

If Borrower fails to repay the entire amount of principal and interest required hereunder within 5 days after the Maturity Date, such failure shall constitute an Event of Default.

7. Lender's Rights

Upon the occurrence of an Event of Default, Lender may exercise, in addition to any other rights and remedies provided herein or legally available to Lender, all rights and remediescontained in the Uniform Commercial Code for the state of New York.

8. Collection Costs

Borrower agrees to pay all costs and expenses (including reasonable attorney’s fees and disbursements) incurred by Lender relating to the enforcement of this Note.

9. Entire Agreement

This is the entire agreement between the parties. It replaces and supersedes any and all oral agreements between the parties, as well as any prior writings.

10. Successors and Assignees

This Note shall be binding upon Borrower’s heirs, successors and assigns.  Borrower may not assign, transfer, or otherwise dispose of this Note or its obligations hereunder without the prior written consent of Lender.  This Note is freely transferable and assignable by Lender and the rights and privileges of Lender under the Note shall inure to the benefit of each holder of this Note and such holder’s heirs, successors, endorsers and assigns.

11. Notices

All notices must be in writing. A notice may be delivered to a party at the address that follows a party's signature or to a new address that a party designates in writing. A notice may be delivered:
•	in person,
•	by certified mail, or
•	by overnight courier.

12. Governing Law; Consent to Jurisdiction

This agreement will be governed by and construed in accordance with the laws of the State of New York. Borrower hereby submits to the personal jurisdiction in the State of New York, consents to the jurisdiction of any competent state or federal district court sitting in New York City, New York, and waives any and all rights to raise lack of personal jurisdiction as a defense in any action, suit or proceeding in connection with this Note or any related matter.

13. Waiver of Jury Trial

THE PARTIES HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM BOUGHT BY EITHER OF THEM AGAINST THE OTHER IN ANY MATTERS ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS NOTE.  THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS NOTE, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS.  THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, SUPPLEMENTS OR OTHER MODIFICATIONS TO THIS NOTE OR TO ANY OTHER DOCUMENT OR AGREEMENT RELATING TO THE TRANSACTIONS CONTEMPLATED BY THIS NOTE.

14. Modification

This Note may be modified only by a writing signed by both parties.

15. Waiver

If one party waives any term or provision of this Note at any time, that waiver will be effective only for the specific instance and specific purpose for which the waiver was given. If either party fails to exercise or delays exercising any of its rights or remedies under this Note, that party retains the right to enforce that term or provision at a later time.

16. Severability

If any court determines that any provision of this Note is invalid or unenforceable, any invalidity or unenforceability will affect only that provision and will not make any other provision of this Note invalid or unenforceable and such provision shall be modified, amended or limited only to the extent necessary to render it valid and enforceable.If a law which applies to the loan evidenced by this Note and which sets maximum loan charges is finally interpreted so that the interest or other charges collected or to be collected in connection with the loan exceed the permitted limit, then (1) any such loan charge shall be reduced by the amount necessary to reduce the charge to the permitted limit, and (2) any sums already collected from Borrower which exceed permitted limits will be refunded to Borrower.  Lender may choose to make any such refund by reducing the principal owed under this Note or by making a direct payment to Borrower.  Any such reduction or payment shall not cure or waive any default by Borrower hereunder.  Borrower agrees, however, that in determining whether or not any interest payable hereunder exceeds the highest rate permitted by law, any non-principal payment (except payments specifically stated herein to be "interest"), including, without limitation, late charges, shall be deemed to the extent permitted by law to be an expense, fee, or premium rather than interest.

IN WITNESS WHEREOF, the undersigned, intending to be legally bound, has duly executed and delivered this Note the day and year first above written.

BORROWER

Integrated Environmental Technologies, Ltd.,
a Nevada corporation with its principal operating offices located at:
4235 Commerce Street
Little River, South Carolina 29566

By:           ____________________
Name: William E. Prince
Title: President and Chief Executive Officer

LENDER

Zanett Opportunity Fund, Ltd.
c/o Appleby Spurling Hunter
Canon’s Court
22 Victoria Street
PO Box HM 1179
Hamilton HM EX
Bermuda

By:           ____________________
Name: Zachary McAdoo
Title: President, McAdoo Capital, Inc.,
Investment Manager to Zanett Opportunity Fund, Ltd.